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                                                                    Exhibit 23.3


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in PSINet's Inc.'s Registration Statement on Form S-4 of our reports dated February 10, 1999, included in Transaction Network Services, Inc.'s Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference in PSINet Inc.'s Current Report on Form 8-K dated November 23, 1999 as filed on December 1, 1999, and all references to our firm included in this Registration Statement.

                                         /s/ Arthur Andersen LLP
                                      -----------------------------

Vienna, Virginia

February 4, 2000